                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO
(1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT
         For the Purchase of Common Stock, Par Value $0.001 per Share,
                               of CellPoint Inc.

              Void After 5 P.M., Chicago time, on October 29, 2002

Date of Issuance:  October 29, 1999                                Warrant ___

                  For value received, CellPoint Inc., a Nevada corporation (the "Corporation") hereby grants to Madison Securities, Inc., a Delaware corporation (the "Agent"), or registered assigns, subject to the terms and conditions hereinafter set forth, on or after October 29, 2000 and at any time prior to 5:00 P.M., Chicago time, on October 29, 2002, but not thereafter, the right to purchase from the Corporation 112,500 shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock") of the Corporation upon payment to the Corporation of $8.89 per share (the "Exercise Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in the following sentence and in Article II hereof, and to deliver a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Exercise Price of each Share purchased.

                                     ARTICLE
                                       I.
                              TERMS OF THE WARRANT

                  A. Subject to the provisions of Sections I.E. and III.A. hereof, this Warrant may be exercised at any time and from time to time after October 29, 2000 (the "Exercise Commencement Date"), but no later than 5:00 P.M., Chicago time, October 29, 2002 (the "Expiration Time"). If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

                  B.     1.   The holder of this Warrant (the "Holder") may
          exercise this Warrant, in whole or in part, upon surrender of this Warrant and a notice of exercise in the form attached hereto as Exhibit A (the "Notice of Exercise") duly executed, completed and delivered to the Corporation at its corporate office. Promptly upon receipt of this Warrant and the Notice of Exercise and the payment of the Exercise Price in accordance with terms set forth below, and in no event later than ten (10) days thereafter, the Corporation shall issue and deliver to the Holder or its nominee certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder and shall execute the Notice of Exercise indicating the number of Shares which remain subject to future purchases if any.

         The Exercise Price may be paid at the Holder's election either (i) by cash or check, or (ii) by surrender of this Warrant ("Net Issuance") as determined below. If the Holder elects the Net Issuance method, the Corporation will issue Common Stock to the Holder (without any further payment) in accordance with the following formula:

                           X        =       Y(A-B)
                                            ------
                                               A

         Where:            X        =       the number of shares of Common Stock to be issued to the
                                            Holder

                           Y        =       the number of shares of Common Stock then requested to
                                            be issued under this Warrant.

                           A        =       the fair market value (per share) of the Common Stock of the
                                            Corporation as of the date of the Notice of Exercise.

                           B        =       the Exercise Price as of the date of the Notice of Exercise.

         As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

         (i) if traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a twenty-one (21) day period ending three days before the date of the Notice of Exercise; or

         (ii) if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System") (or similar system) over the twenty-one (21) day period ending three days before the date of the Notice of Exercise;

         (iii) if at any time the Common Stock is not listed on any securities exchange or quoted on the NASDAQ System or similar system, the current fair market value of Common Stock shall be the highest price per share which the Corporation could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by its Board of Directors, or if requested by the Holder and, at the Holder's expense, by an independent third-party investment bank or other professional designated by the Corporation and satisfactory to the Holder or, in the absence of a mutually agreeable investment bank or other professional, by the average of the fair market value of Common Stock shall be deemed to be the value received by the holders of the Corporation's Common Stock pursuant to such merger or acquisitions.

         Upon partial exercise by either cash or Net Issuance, the Corporation shall promptly issue to the Holder an amended warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.
                                    2.      In case the Holder shall exercise
          this Warrant with respect to less than all of the shares that may be purchased under this Warrant, the Corporation shall execute a new Warrant identical to the terms and conditions contained in the original Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

                                    3.      The Corporation shall not be
          required to pay any income tax, transfer tax or other governmental charge which may be payable in respect of the issue and of this Warrant or the issue of any Shares upon the exercise of this Warrant or in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender. Until the payment of any such transfer tax as may be required, the Corporation shall not be required to issue such Shares.

                           C. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, it shall make such request in writing delivered to the Corporation at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged at said office. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Corporation may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

                           D. This Warrant may not be transferred for a period of one year after the issue date hereof except to partners or officers of the Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

                           E. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Corporation at its principal office with the form of assignment attached hereto as Exhibit B ("Assignment") duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

                           F. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:


                                    1.      the Corporation shall take a record
          of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Corporation; or

                                    2.      the Corporation shall offer to the
          holders of its Common Stock any additional shares of capital stock of the Corporation or securities convertible into or exchangeable for shares of capital stock of the Corporation, or any option, right or warrant to subscribe therefore; or

                                    3.      there shall be proposed any capital
          reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Corporation, or a consolidation or merger of the Corporation with another entity; or

                                    4.      there shall be proposed a voluntary
          or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall cause to be mailed to the Holders, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant.

Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the right to exercise this Warrant shall terminate).

         Without limiting the obligation of the Corporation to provide notice to the holder of actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such action of the Corporation.

                  G. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Corporation, whether or not the Warrant so lost, stolen destroyed or mutilated shall be at any time enforceable by anyone.

                  H.     1.   The Corporation covenants and agrees that at all
times it shall reserve and keep available for the exercise of this Warrant such number of authorized Shares as are sufficient to permit the exercise in full of this Warrant.

                         2.   Prior to the issuance of any Shares upon exercise
of this Warrant, the Corporation shall secure the listing of such Shares upon any securities exchange or automated quotation system upon which the shares of the Corporation's Common Stock are listed for trading.

                         3.   The Corporation covenants that all Shares when
issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

                                     ARTICLE
                                       II.
                          ADJUSTMENT OF EXERCISE PRICE
                 AND NUMBER OF SHARES PURCHASABLE UPON EXERCISE

                  A. In case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason such recapitalization, and of the Exercise Price, per share, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and in the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section II.A., a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

                  B. In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance, with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

                  C. Subject to the provisions of D. below, in the case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, declare to make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant and purchase of any or all of the Shares of Common Stock subject hereto, to receive the amount of such assets (or, at the option of the Corporation, a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to the Holder had it been the holder of such Shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

                  D. Except as other provided in Section II.B. above, in the case of any sale or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, in the case of the dissolution, liquidation of the Corporation, in the case of the dissolution, liquidation or winding-up of the Corporation, all rights under this Warrant shall terminate on a date fixed by the Corporation, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) prior to such termination date.

                  E.     Any adjustment pursuant to the provisions of this
Article II shall be made on the basis of the number of Shares of Common Stock which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Exercise Price per share in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Corporation shall forthwith determine the new number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder and/or such new Exercise Price per share and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

                  F. Anything contained herein to the contrary notwithstanding, the Corporation shall not be required to issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section II.F., be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Corporation shall upon the exercise and receipt of the Exercise Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Corporation shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives its right to receive a certificate for any fraction of a Share upon exercise hereof.

                  G. The form of Warrant need not be changed because of any change pursuant to this Article II in the Exercise Price or in the number of Shares of Common Stock purchasable upon the exercise of a Warrant, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement.

                                    ARTICLE
                                      III.
                 REGISTRATION UNDER THE SECURITIES ACT OF 1933


                  A.     The corporation agrees and undertakes, during the five
(5) year period commencing on the Exercise Commencement Date and ending on the Expiration Time, that if the Corporation shall seek to register an offering of its securities, each holder of this Warrant shall be notified and shall be entitled to elect to have included in such proposed registration, without cost or expense, any or all of the Shares Underlying the Warrants ("Underlying Shares") (the "Piggy-Back Rights"). In the event of such a proposed registration, the Corporation shall furnish the holders of the Warrants or the Underlying Shares with no less than thirty (30) days written notice prior to the proposed filing of a registration statement. Such notice shall continue to be given by the Corporation to such warrant holders for each proposed registration by the Corporation until such time as all of the Underlying Shares have been registered. Such holders shall exercise these Piggy-Back Rights by giving written notice within twenty (20) days of the receipt of the Corporation's notice of intention to file a registration statement.

                  B. If the managing Underwriter gives the Corporation and holders of Warrants, or the Underlying Shares which are being registered ("Registrable Securities") a written opinion that the number of Registrable Securities requested to be included exceeds the number of securities that can be sold on terms reasonably acceptable to the Corporation, the Company will include in the registration only the number of Registrable Securities that the underwriters believe can be sold on such terms. The Registrable Securities included in the registration shall be allocated pro rata among the holders of Registrable Securities on the basis of the total number of Registrable Securities requested to be included in the registration.

                  C. The Corporation agrees to defend, indemnify and hold the Holder, its officers, directors, partners, employees, agents, legal representatives, successors and assigns (collectively the "Holder Group") harmless from and against any and all loss, liability, charge, claim, damage, cost and expense whatsoever, including, without limitation, reasonable attorneys' fees (collectively "Claims"), incurred or sustained by the Holder Group, or any of them, in connection with (i) any untrue statement of a material fact contained (a) in any registration statement, preliminary prospectus or final prospectus and each amendment and supplement thereto (including all Exhibits) relating to the registration or sale of this Warrant or any of the Shares of Common Stock issuable upon exercise of this Warrant, or (b) in any application, document or other communication executed by or on behalf of the Corporation in order to register or qualify this Warrant or any of the Shares of Common Stock issuable upon the exercise of this Warrant under any state's blue sky laws, PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to any such statement made by the Company in reliance upon information provided to the Company be in writing by any member of the Holder Group, or (ii) any breach of any representation, warranty, covenant or agreement of the Corporation contained in this Warrant.

                  D. If any indemnity is sought against the Corporation pursuant to this Article III, the indemnified party or parties shall promptly notify the Corporation in writing of the assertion of such Claim, and promptly furnish the Corporation with all relevant information and copies of all pertinent documents relating to the Claim in the indemnified party's possession or control. The failure of the indemnified party to give notice of the claim will not affect the indemnified party's right to indemnification hereunder, except if, and only to the extent that, the Corporation's defense of such Claim is actually prejudiced by reason of such failure to give such timely notice. The Corporation will undertake and continuously defend such Claim with counsel of reputable standing, and the indemnified party may participate in such defense by counsel of its own choosing and its own expense. The Corporation may effect settlement of a Claim on such terms and conditions as it shall determine, provided that, at such time the Corporation acknowledges and reaffirms to the indemnified party its financial responsibility for the Claim and the settlement thereof. If the indemnified party shall be required to pay any amount with respect to said Claim, such amount shall be paid by the Corporation to the indemnified party upon the indemnified party giving the Corporation a written request therefor. If the Corporation does not timely undertake or continuously defend any such Claim, then the indemnified party will have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expense of such counsel as well as all other fees and expenses incurred by the indemnified party in connection with such defense will be the Corporation's obligation and responsibility. Furthermore, the indemnified party will then have the right to defend or dispose of the Claim in such manner as it deems advisable, and for the purposes hereof, as if such defense or disposition had been undertaken by the Corporation.


                                     ARTICLE
                                       IV.
                                  OTHER MATTERS


                  A. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder.

                  B. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, as follows:

                                 CELLPOINT INC.
                           ATTENTION: PETER HENRICCSON
                                SOFIELUNDSVAGEN 4
                                     S-19147
                               SOLLENTUNA, SWEDEN

         Notices to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at its last known address as it shall appear on the books of the Corporation.

                  C. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Illinois.

                  D. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in the Warrant shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holders it successors and, if permitted, its assignees.

                  E. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

                  F. Whenever required by context, the singular shall include the plural, and vice versa.

                  G. For purposes of Article III only, the Holder of this Warrant shall continue to be entitled to the rights and shall be bound by the obligations contained in Article III of this Warrant after the Holder exercises this Warrant and purchases the Underlying Shares, but such rights and obligations shall not inure to the benefit of any transferee of the Underlying Shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Date of Issuance.




                                       CELLPOINT INC.


                                       By:
                                          -------------------------------------
                                              Peter Henricsson, CEO




                                       MADISON SECURITIES, INC.


                                       By:
                                          -------------------------------------
                                              Wayne Gilpin, President

                                    EXHIBIT A

                                 CELLPOINT INC.

                               Notice of Exercise

              (TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE
               THE RIGHT TO PURCHASE COMMON STOCK EVIDENCED BY THE
                               FOREGOING WARRANT)


CellPoint Inc.
Sofielundsvagen 4
S-19147
Sollentuna,  Sweden

Attn: Peter Henriccson

The undersigned hereby irrevocably subscribes for the purchase of ____ shares of CellPoint Inc.'s $0.001 par value of common stock ("Common Stock"), pursuant to and in accordance with the terms and conditions of this Warrant, and herewith

         (i)      makes payment of $ _______________ therefor; or

         (ii) directs the Corporation to withhold from such __________ shares the number of shares necessary to satisfy the Exercise Price based on the Net Issuance method described in Section I.B.1 of this Warrant;

and requests that the certificates for the shares to be issued as requested in this Notice of Exercise be issued in the name of and be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock unless either
(a) a registration statement, or post-effective amendment thereto, covering such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the shares of Common Stock to be so sold, transferred or otherwise disposed of, or (b) counsel to CellPoint Inc. reasonably satisfactory to the undersigned has rendered an opinion in writing and addressed to CellPoint Inc. that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; and (2) CellPoint Inc., may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from CellPoint Inc. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied.


Dated:                                 Signed:
      ------------------------                -----------------------------
                                       Address:
                                               ----------------------------

                                               -----------------------------

                                               -----------------------------

                           ACKNOWLEDGEMENT OF EXERCISE


         The undersigned CellPoint Inc., (the "Corporation"), hereby acknowledges receipt of the "Notice of Exercise" from _____________________________________ to purchase ______ shares of the Common
Stock of the Corporation, pursuant to the terms of the Warrant, and further acknowledges that _______ shares remain subject to purchase under the terms of the Warrant.




                                       CELLPOINT INC.



                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:
                                            -----------------------------------

                                    EXHIBIT B

                                 CELLPOINT INC.

                                   Assignment

(TO BE EXECUTED BY THE REGISTERED HOLDER TO EFFECT A TRANSFER OF THE FOREGOING WARRANT)

         FOR VALUE RECEIVED, Madison Securities, Inc. hereby sells, assigns and transfers unto ___________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint _______________________ - Attorney, to transfer said Warrant on the books of the Corporation, with full power of substitution.

Dated:                               Signed:
      --------------------------            -------------------------------

Signature guaranteed:


-----------------------------



-----------------------------           ---------------------------------------